                                                                   EXHIBIT 10.30


                           [NationsBank Letterhead]


August 28, 1996

VIA TELECOPIER: (704) 339-0060

Mr. Walter Bost
Ridgeview, Inc.
2101 North Main Ave.
Newton, North Carolina 28658

     Re: Loan and Security Agreement (Revolving Loans), dated as of
         January 10, 1995, by and between Ridgeview, Inc., and
         NationsBank N.A., as amended, ("Revolving Loan Agreement") and Loan and Security Agreement (Term Loan) dated as of
         January 10, 1995, by and between Ridgeview, Inc., and
         NationsBank N.A., as amended, ("Term Loan Agreement").

Dear Walter:

This letter is to notify you that the Bank's credit process has approved waivers of violations under the following Sections of its agreements:

1. 10B.1(a), 10B.1(b), 10B.1(c), and 10B.1(d) of the Revolving Loan Agreement existing as of June 30, 1996.

2. 10B.1(a), 10B.1(b), 10B.1(C), and 10B.1(d) of the Term Loan Agreement existing as of June 30, 1996.

The Bank also approved a number of other changes, including increasing the Revolving Line of Credit to $20 million and amending the financial covenants as follows:

                                From:    Now       12/31/96    3/31/97    6/30/97     9/30/97     12/31/97
                                To:    12/30/96     3/30/97    6/29/97    9/29/97    12/30/97    thereafter
                                       --------------------------------------------------------------------
10B.1(a)--Liabilities to TNW

Existing Required Minimum                  6.50        4.50       4.50       4.50        4.00         3.50
- ----------------------------------------------------------------------------------------------------------
New Proposed Minimum                       9.50        8.00       8.25       8.00        7.25         6.25
- ----------------------------------------------------------------------------------------------------------


10B.1(b)--Minimum TNW

Existing Required Minimum                 4,200       4,934      4,934      4,934       4,934        6,544
- ----------------------------------------------------------------------------------------------------------
New Proposed Minimum                      3,500       4,350      4,350      4,800       4,800        6,500
- ----------------------------------------------------------------------------------------------------------


10B.1(c)--Fixed Charge Ratio

Existing Required Minimum                  1.25        1.25       1.25       1.25        1.25         1.25
- ----------------------------------------------------------------------------------------------------------
New Proposed Minimum                        N/A        1.20       1.25       1.25        1.25         1.25
- ----------------------------------------------------------------------------------------------------------


10B.1(d)--Current Ratio

Existing Required Maximum                  1.00        1.00       1.00       1.00        1.00         1.00
- ----------------------------------------------------------------------------------------------------------
New Proposed Maximum                       0.95        1.10       1.10       1.10        1.10         1.10
==========================================================================================================

Mr. Walter Bost
August 28, 1996
Page 2 of 2


The efficacy of these changes remains subject to execution of the appropriate documents; this should be accomplished during the next week. Please call me with any questions you may have.


Sincerely,


NATIONSBANK, N.A. (SOUTH)


/s/  Scott K. Goldstein


Scott K. Goldstein
Vice President



SKG/dbm



cc:   credit / chrono